Exhibit 99.1

TILT Holdings Announces Leadership Change, Departure of Chief Financial Officer

Brad Hoch, Chief Accounting Officer, appointed as Interim Chief Financial Officer

PHOENIX—May 22, 2023 TILT Holdings Inc. (“TILT” or the “Company”) (NEO: TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, today announced a leadership change where Dana Arvidson, who has served as Chief Financial Officer (“CFO”) since December 2022, has departed the Company effective today.

During this transition period, Brad Hoch, TILT’s former CFO and current Chief Accounting Officer, has been appointed Interim CFO, effective May 22, 2023.

“Dana Arvidson played a key role in refinancing our legacy debt earlier this year. We wish him well,” stated TILT’s Interim Chief Executive Officer, Tim Conder.  “We are fortunate to have our former CFO, Brad Hoch, who we expect can seamlessly fill this role on an interim basis.”

Conder added, “It is imperative that we optimize our business for capital preservation and cash generation. To begin this process in earnest, we are reducing our corporate overhead by decreasing headcount, including additional members of the senior leadership team, and rationalizing expenses.”

Conder concluded, “While this process is never easy, these actions are necessary as we work to realign our Company to create an agile team focused on profitability and operational excellence for all of our stakeholders.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 39 states in the U.S., as well as Canada, Israel, Mexico, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about

TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, expectations relating to the impact of the leadership change on TILT’s operations, TILT’s search for a permanent successor for the CFO role, TILT’s beliefs about working through the leadership transition, TILT’s expectations about business optimization, capital preservation and cash generation, TILT’s expectations on reductions in corporate overhead and headcount and re-alignment of its business,  TILT’s business strategy and growth opportunities, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor CFO, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the  heading “Item 1A Risk Factors” in the Annual  Report on Form 10-K for the fiscal year ended December 31, 2022 and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other subsequent reports filed by TILT with the United States Securities and Exchange Commission  at www.sec.gov and on SEDAR at www.sedar.com.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co